Exhibit 16.1

JEFFREY & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS

61 BERDAN AVENUE

WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE

            TEL:  973-628-0022

    IN NEW YORK AND NEW JERSEY

            FAX:  973-696-9002

MEMBER OF AICPA

            E-MAIL:  rgjcpa@optonline.net

    PRIVATE COMPANIES PRACTICE SECTION

MEMBER CENTER FOR PUBLIC COMPANY AUDIT FIRMS

May 14, 2014

U.S. Securities and Exchange Commission

100 F Street, NE

Washington D.C. 20549

We have reviewed the filing of American International Ventures, Inc. on Form 8-K, dated May 14, 2014, and agree with the statements made therein.

Yours truly,

/s/ Jeffrey & Company

Jeffrey & Company

AIVN SEC JEFFREY & COMPANY/AIVN